Exhibit 10.1

FORM OF COMPANY SUPPORT AGREEMENT

THIS COMPANY SUPPORT AGREEMENT (this “Agreement”), dated as of January [•], 2024, is entered into by and among QuarterNorth Energy Inc., a Delaware corporation (the “Company”), Talos Energy Inc., a Delaware corporation (“Parent”) and the Persons set forth on Schedule 1 (each, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company, Parent, Compass Star Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and Michael T. Dane and Thomas R. Lamme, in their collective capacity as Equityholders’ Representative, have entered into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein), among other things, Merger Sub will merge with and into the Company, with the Company surviving such merger (the “Merger,” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, on or before the date hereof, Parent has delivered or caused to be delivered to each Stockholder a copy of the Confidential Private Placement Memorandum, dated as of January 12, 2024, which provides certain information about Parent and incorporates by reference all forms, documents and reports filed with or furnished to the U.S. Securities and Exchange Commission by Parent (the “PPM”);

WHEREAS, as of the date hereof, the Stockholders are the holders of record and “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of and are entitled to dispose of and vote the number of Company Common Shares as set forth opposite each of their names on Schedule 1 attached hereto (the “Owned Shares”; the Owned Shares and any additional Company Common Shares (or any securities convertible into or exercisable or exchangeable for Company Common Shares) in which a Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”; provided that Covered Shares shall not include any Owned Shares subject to any open positions or Transfers entered into prior to the date hereof that have not settled as of the date hereof);

WHEREAS, the Stockholders desire to exercise their Drag-Along Rights (as defined in the Stockholders Agreement) set forth in that certain Stockholders Agreement dated as of August 27, 2021 by and among the Company and each of the stockholders party thereto (the “Stockholders Agreement”); and

WHEREAS, as a condition to the consummation of the Transactions, the Stockholders are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and the Stockholders hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 5, each Stockholder, solely in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), such Stockholder shall, and shall cause any other holder of record of any of such Stockholder’s Covered Shares to (i) if and when such meeting is held, appear at such meeting or otherwise cause all of such Stockholder’s Covered Shares (whether beneficially or of record) to be counted as present thereat for the purpose of establishing a quorum and (ii) vote, or cause to be voted at such meeting in person or by proxy all of such Stockholder’s Covered Shares owned as of the record date for such meeting (whether beneficially or of record):

(a) with respect to each meeting at which a vote of the stockholders of the Company on the Merger is requested (a “Merger Proposal”), in favor of such Merger Proposal (and, in the event that such Merger Proposal is presented as more than one proposal, in favor of each proposal that is part of such Merger Proposal); and

(b) against (i) any Acquisition Proposal with respect to the Company and (ii) any other action, proposal, transaction or agreement that could reasonably be expected to (A) impede, interfere with, delay, postpone or materially and adversely affect the Merger or any of the other Transactions, including: (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (2) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries (other than the Merger) or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (3) an election of new members to the Company Board (excluding any designation by a Stockholder of members to the Company Board pursuant to the Stockholders Agreement); (4) any material change in the present capitalization or dividend or distribution policy of the Company or any amendment or other change to the Company Organizational Documents or the organizational documents of any of its Subsidiaries, except if previously approved in writing by Parent or as otherwise expressly provided in the Merger Agreement; or (5) any other material change in the Company’s organizational structure or business, except if previously approved in writing by Parent or as otherwise expressly provided in the Merger Agreement, (B) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement, or (C) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Stockholder contained in this Agreement or the Stockholders Agreement.

The obligations of the Stockholders specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the Company Board or the Specified Drag-Along Sale Notice has been delivered and is in effect.

2. Specified Drag-Along Sale Notice. In accordance with the terms and conditions of the Stockholders Agreement, within two (2) Business Days following the execution and delivery of this Agreement, the Stockholders will collectively, as the Drag-Along Sellers (as defined in the Stockholders Agreement), deliver the Specified Drag-Along Sale Notice to the Company in the form attached hereto as Exhibit A. The Specified Drag-Along Sale Notice delivered pursuant to this Section 2 shall not be amended, modified or withdrawn by any Stockholder without the prior written consent of Parent. Each Stockholder shall take all actions expressly required to be taken by such Stockholder pursuant to the Drag-Along Rights provisions set forth in Section 3.03 of the Stockholders Agreement in connection with a Drag-Along Sale.

3. Restrictions on Transfer; Lock-up.

(a) None of the Stockholders shall, during the period commencing on the date hereof until the Termination Date (as defined below), directly or indirectly, except in connection with the consummation of the Merger and as expressly provided for in the Merger Agreement, (i) offer, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of Law or otherwise) (any such action, a “Transfer”), any Covered Shares, or (ii) agree (regardless of whether in writing) to take any of the actions referred to in the foregoing clause (i), except, in each case, for any open positions or Transfers entered into prior to the date hereof that have not settled as of the date hereof. Notwithstanding the foregoing, nothing in this Agreement shall prohibit a Stockholder from Transferring any portion or all of such Stockholder’s Covered Shares (i) at any time to any other Stockholder party to this Agreement as of the date hereof or (ii) after the date of the Company Stockholder Meeting to any other Person to the extent (A) such Transfer is permitted pursuant to the Stockholders Agreement and (B) prior to the effectiveness of such Transfer the transferee (1) expressly agrees in a written document reasonably acceptable to Parent to become subject to all of the terms of this Agreement with respect to all such Covered Shares and (2) provides to Parent Investor Suitability Documentation evidencing (in Parent’s reasonable discretion) such Person’s status as an Accredited Investor. The Company will, and will instruct its transfer agent to, to decline to make any Transfer of Covered Shares if such Transfer would constitute a violation or breach of this Section 3(a).

(b) None of the Stockholders shall, during the period commencing on the Closing Date and continuing for 60 days after the Closing Date, (i) sell or otherwise Transfer or dispose of any shares of Parent Common Stock received by such Stockholder as part of the Per Share Consideration or any securities received by such Stockholder as part of the Per Share Consideration convertible into or exercisable or exchangeable for Parent Common Stock or any rights thereto (including options, warrants, preemptive rights, subscriptions, puts, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating Parent to issue, transfer or sell any equity interest of Parent or any of its Subsidiaries or any securities convertible into or exchangeable for such equity interests) (collectively, the “Restricted Parent Securities”) or publicly disclose the intention to make any offer, sale, pledge or disposition of any Restricted Parent Securities or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Restricted Parent Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Restricted Parent Securities, in cash or otherwise. In furtherance of the foregoing, Parent and any duly appointed transfer agent for the registration or transfer of the Restricted Parent Securities described herein are hereby authorized to decline to make any transfer of Restricted Parent Securities if such transfer would constitute a violation or breach of this Section 3. The Stockholders agree and consent to the entry of stop transfer instructions with Parent’s transfer agent and registrar against the transfer of Restricted Parent Securities except in compliance with the foregoing restrictions.

4. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that such Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is materially inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is materially inconsistent with such Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise materially inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

5. Termination. This Agreement shall terminate immediately and automatically, and be of no further force and effect, without any notice or other action by any Person, upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the time this Agreement is terminated upon the mutual written agreement of each of the parties hereto and (iv) with respect to each Stockholder, the election of such Stockholder in its sole discretion to terminate this Agreement following any amendment, supplement, waiver by the Company or other modification of any term or provision of the Merger Agreement without the prior written consent of such Stockholder that (a) reduces or changes the form of consideration payable to such Stockholder pursuant to the Merger Agreement or (b) otherwise amends the Merger Agreement in a manner materially adverse to such Stockholder relative to the other stockholders of the Company (the earliest such date under clause (i), (ii), (iii) and (iv) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 16 to 22 shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any Willful Breach of this Agreement prior to such termination.

6. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent and the Company as to itself as follows:

(a) Such Stockholder is the only record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Owned Shares set forth opposite its name on Schedule 1 attached hereto, free and clear of Liens other than (i) Liens as created by this Agreement, (ii) Liens to which such Owned Shares and such Stockholder are subject pursuant to the Company Organizational Documents or the Stockholders Agreement or (iii) Liens in connection with any applicable collateralized loan obligations. Schedule 1 sets forth opposite such Stockholder’s name all shares of capital stock of the Company held by such Stockholder as of the date hereof, assuming that any open positions or Transfers entered into prior to the date hereof are closed or settled as of the date hereof. As of the date hereof, other than such as set forth on Schedule 1, such Stockholder does not own beneficially or of record any shares of capital stock of the Company.

(b) Such Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to such Stockholder’s Covered Shares, (ii) except for the Stockholders Agreement, has not entered into any voting agreement, voting trust or other similar agreement, arrangement or restriction with respect to any of such Stockholder’s Covered Shares other than this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (iv) other than the Company Organizational Documents and the Stockholders Agreement, is not party to any agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, any or all of such Stockholder’s Covered Shares or any interest therein, (v) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would reasonably be expected to interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement and (vi) is party to, and bound by the terms of, the Stockholders Agreement. Except as contemplated by the Transactions or as set forth in the Company Organizational Documents or the Stockholders Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Stockholder’s Covered Shares.

(c) Such Stockholder has full capacity and authority and has taken all action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and no other organizational proceedings on the part of such Stockholder are necessary to approve this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such Stockholder and, assuming the Agreement is the valid and legally binding agreement of each of the other parties hereto, constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Remedies Exception.

(d) Such Stockholder has such knowledge, skill and experience in business, financial and investment matters that such Stockholder is capable of evaluating the merits and risks of an investment in the Parent Common Stock payable to such Stockholder. With the assistance of such Stockholder’s own professional advisors, to the extent that such Stockholder has deemed appropriate, such Stockholder has made his, her or its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in Parent Common Stock, and the consequences of the Merger Agreement. Such Stockholder (i) has received, reviewed and understands the terms of this Agreement and the Merger Agreement, including all schedules and exhibits thereto, (ii) (A) has received a copy of, and has had an opportunity to read and review, the PPM and (B) has received (or has had access to) all other information relating to Parent that it has requested and considers necessary to make an informed investment decision, and (iii) has had an opportunity to ask questions of, and receive answers from, Parent or from persons duly acting on Parent’s behalf concerning its investment in Parent Common Stock. Such Stockholder has considered the suitability of Parent Common Stock as an investment in light of his, her or its own circumstances and financial condition and such Stockholder is able to bear the risks associated with an investment in Parent Common Stock, and it is authorized to invest in Parent Common Stock.

(e) Such Stockholder is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act. Such Stockholder understands that the issuance of Parent Common Stock to such Stockholder pursuant to the Merger Agreement would be solely for such Stockholder’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of such Parent Common Stock. Such Stockholder understands that, as of the Closing, the Parent Common Stock issued to such Stockholder pursuant to the Merger Agreement will not be registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of such Stockholder and of the other representations, warranties and covenants made by such Stockholder in this Agreement. Such Stockholder understands that Parent is relying upon the representations, warranties and covenants contained in this Agreement (and any supplemental information) for the purpose of determining whether the issuance of Parent Common Stock to such Stockholder pursuant to the Merger Agreement would meet the requirements for such exemptions.

(f) No filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Authority or any other Person in connection with the execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby, in each case other than as contemplated hereby.

(g) The execution, delivery and performance of this Agreement by such Stockholder do not, and the consummation of the transactions contemplated hereby will not, constitute or result in, with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Stockholder, or the Covered Shares, pursuant to any Contract binding upon such Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 6(f), under any Applicable Law to which such Stockholder is subject or any change in the rights or obligations of any party under any Contract legally binding upon such Stockholder, except for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(h) As of the date of this Agreement, there is no action, proceeding or investigation pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that questions the beneficial or record ownership of such Stockholder’s Owned Shares, the validity of the Stockholders Agreement or this Agreement or the performance by such Stockholder of its obligations under this Agreement, in each case of the foregoing, that seeks to delay or prevent such Stockholder from performing, or that would reasonably be expected to impair the ability of such Stockholder to perform, its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.

(i) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby and by the Merger Agreement based upon arrangements made by or, to the knowledge of such Stockholder, on behalf of, such Stockholder.

7. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders and the Company as follows:

(a) Parent (i) is a legal entity duly organized, validly existing and in good standing under the Applicable Laws of the state of Delaware, and (ii) has all requisite company power and authority and has taken all company action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming the Agreement is the valid and legally binding agreement of each of the other parties hereto, constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, subject to the Remedies Exception.

(b) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act and the consents and approvals described in Sections 4.04 and 4.05 of the Merger Agreement, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by Parent from, or to be given by Parent to, or be made by Parent with, any Governmental Authority or any other Person in connection with the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby, except for any such filing, notice, report, consent, registration, approval, permit, waiver, expiration or authorization that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(c) The execution, delivery and performance of this Agreement by Parent do not, and the consummation of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the Parent Organizational Documents, or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of Parent pursuant to any Contract binding upon Parent, or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 7(b), under any Applicable Law to which Parent is subject or any change in the rights or obligations of any party under any Contract legally binding upon Parent, except, in the case of clause (ii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair Parent’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

8. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders and Parent as follows:

(a) The Company (i) is a legal entity duly organized, validly existing and in good standing under the Applicable Laws of the state of Delaware, and (ii) has all requisite company power and authority and has taken all company action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the Agreement is the valid and legally binding agreement of each of the other parties hereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Remedies Exception.

(b) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act and the consents and approvals described in Sections 3.04 and 3.05 of the Merger Agreement, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Company from, or to be given by the Company to, or be made by the Company with, any Governmental Authority or any other Person in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except for any such filing, notice, report, consent, registration, approval, permit, waiver, expiration or authorization that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(c) The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the Company Organizational Documents or the Stockholders Agreement or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Company pursuant to any Contract binding upon the Company, or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 8(b), under any Applicable Law to which the Company is subject or any change in the rights or obligations of any party under any Contract legally binding upon the Company, except, in the case of clause (ii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Company’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

9. Certain Covenants of the Stockholders. Except in accordance with the terms of this Agreement, each Stockholder hereby covenants and agrees as follows:

(a) No Solicitation. Prior to the Termination Date, such Stockholder shall not, and shall cause its controlled Affiliates and Subsidiaries not to and shall use its reasonable best efforts to cause its and their respective Representatives acting on their respective behalf, not to, directly or indirectly, and in each case except to the extent the Company is permitted to do so under the Merger Agreement: (A) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal with respect to the Company; (B) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to the properties, books and records of the Company or any confidential information or data of the Company to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal with respect to the Company; (C) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal with respect to the Company; (D) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal with respect to the Company; or (E) resolve or agree to do any of the foregoing. Each Stockholder agrees that immediately following the execution of this Agreement it shall, and shall cause each of its controlled Affiliates and Subsidiaries and shall use its reasonable best efforts to cause its and their Representatives acting on its or their respective behalf to, cease any solicitations, discussions or negotiations with any Person (other than Parent and its Representatives) conducted heretofore in connection with an Acquisition Proposal with respect to the Company or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal with respect to the Company. Each Stockholder shall promptly (and in any event within two Business days) notify, in writing, Parent of the receipt by such Stockholder in such capacity of any inquiry, proposal, offer or request for information received after the date hereof that (i) was not also provided to or received by the Company or any of its Representatives and (ii) constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal with respect to the Company, which notice shall include the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information and, with respect to any such proposal or offer, a summary of the material terms of, and an unredacted copy of any proposed definitive agreement, proposal or offer made in writing or, if not in writing, a written description of the material terms and conditions of such proposal or offer (and shall include any other material documents evidencing or specifying the terms of such proposal or offer or, to the extent applicable, inquiry). To the extent such Stockholder is prohibited by a non-disclosure or confidentiality agreement entered into prior to the date hereof from providing the information set forth in the preceding sentence, such Stockholder shall not be required to provide Parent with such information. Such Stockholder shall not enter into any confidentiality agreement with any Person after the date of this Agreement that prohibits it from complying with the foregoing obligations. Nothing in this Section 9(a) shall prohibit any Stockholder or its Representatives from informing any Person of the existence of the provisions contained in this Section 9(a).

(b) Irrevocable Proxy. In order to secure the obligations set forth herein, each Stockholder hereby irrevocably appoints Parent, or any nominee thereof, with full power of substitution and resubstitution, as its true and lawful proxy and attorney-in-fact, only in the event that such Stockholder does not comply with its obligations in Section 1, to vote with respect to such Stockholder’s Covered Shares in accordance with Section 1 and with respect to any proposed postponements or adjournments of any meeting of the stockholders of the Company at which any of the matters described in Section 1 are to be considered. Each Stockholder hereby affirms that this proxy is coupled with an interest and shall be irrevocable, except upon termination of this Agreement, and each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to any of its Covered Shares that is materially inconsistent with such Stockholder’s obligations pursuant to this Agreement. This proxy shall be revoked automatically upon the termination of this Agreement pursuant to Section 5, and Parent may terminate this proxy at any time at its sole election by written notice provided to the Stockholders.

(c) Securities Laws. Each Stockholder agrees to furnish any information reasonably requested by Parent to confirm such Stockholder’s status as an Accredited Investor and to ensure compliance with the Securities Act and all other applicable Laws in connection with the issuance of Parent Common Stock to such Stockholder pursuant to the Merger Agreement.

(d) Each Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

10. HSR Act. Each Stockholder will use reasonable best efforts to cooperate with the Company and Parent, at the Company’s and Parent’s sole cost and expense, with respect to any notification form required pursuant to the HSR Act in connection with the Transactions, including with respect to providing information requested by any Governmental Authority with respect thereto. The parties hereto agree that all filing fees associated with filings made with Governmental Authorities pursuant to this Section shall be treated as provided in Section 5.07(e) of the Merger Agreement.

11. Waiver of Appraisal Rights. Each Stockholder further agrees, without limiting remedies for fraud, not to commence or participate in, and to take all actions reasonably necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Parent, the Company or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement (including the Per Share Consideration, or alleging a breach of any duty of the Company Board or Parent Board in connection with the Merger Agreement, this Agreement or the transactions contemplated hereby or the Transactions) or the consummation of the transactions contemplated hereby and the Transactions. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent in connection with the Merger or the other Transactions that such Stockholder may at any time have under Applicable Law by virtue of ownership of the Covered Shares.

12. Disclosure. Each Stockholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure, in each case, either as required by the SEC or with such Stockholder’s prior written consent, such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and Parent have provided such Stockholder with a reasonable opportunity to review and comment upon such announcement or disclosure, which comments the Company and Parent will consider in good faith.

13. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares,” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be converted, changed or exchanged or which are received in such transaction.

14. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by each of the parties hereto. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

15. Joinder. Any Person who (i) currently holds Company Common Shares and would be expected to hold greater than 1% of the issued and outstanding Parent Common Stock following the Closing and (ii) has provided to Parent Investor Suitability Documentation evidencing (in Parent’s reasonable discretion) such Person’s status as an Accredited Investor, may become party hereto after the date of this Agreement (any such person, a “Joining Party”) by executing and delivering to the Company a joinder agreement in the form attached hereto as Exhibit B before the date of the Company Stockholder Meeting. Upon the execution and delivery of such joinder agreement, such Joining Party shall be deemed to make all of the representations, warranties, and covenants of a Stockholder, as applicable, as set forth in this Agreement, and shall be deemed to be a Stockholder for all purposes under this Agreement as if they were originally party hereto.

16. Notices.

(a) A notice given under this Agreement shall be sent to the attention of the Person, and to the physical address, email address or fax number given in this Section 16 (or such other physical address, email address, fax number or Person as the party may notify to the other in accordance with the provisions of this Section 16) and shall be delivered personally; sent by fax; sent by email; or sent by registered mail or reputable international overnight courier.

(b) The addresses for service of notice are:

if to a Stockholder, to it at the address set forth on Schedule 1 if to Parent, to:

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, Texas 77002

Attention:       William S. Moss III

Facsimile No.: (713) 574-4919

Email:             bill.moss@talosenergy.com

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

Attention:       John Goodgame

Facsimile No.: (713) 236-0822

Email:             jgoodgame@akingump.com

if to the Company prior to the Closing, to:

QuarterNorth Energy Inc.

3737 Buffalo Speedway, Suite 800

Houston, Texas 77098

Attention:       Thomas R. Lamme

Email:             TLamme@qnenergy.com

with a copy (which shall not constitute notice) to:

Holland & Knight LLP

811 Main Street, Suite 2500

Houston, TX 77002

Attention:       Timothy T. Samson

Facsimile No.: 713-821-7001

Email:             Tim.Samson@hklaw.com

17. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of any Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of any Stockholder shall remain vested in and belong to such Stockholder, and neither Parent nor the Company shall have authority to direct any Stockholder in the voting or disposition of any of such Stockholder’s Covered Shares, except as otherwise provided herein.

18. Entire Agreement. This Agreement and the other Transaction Agreements as to which Parent, on the one hand, and the Stockholders on the other hand, are parties, constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written and oral, that may have been entered into by or among any of the parties hereto relating to the transactions contemplated hereby.

19. No Third-Party Beneficiaries. Each Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Parent and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Legal Proceeding that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

20. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Applicable Law or otherwise) without the prior written consent of the other parties hereto, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 20 shall be null and void, ab initio.

21. Capacity as a Stockholder. Notwithstanding anything herein to the contrary, each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in any other capacity, and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of such Stockholder or any of its affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person.

22. Miscellaneous. The provisions set forth in Sections 1.02 (Other Definitional and Interpretative Provisions), 10.10 (Severability), 10.12 (Counterparts; Effectiveness), 10.13 (Jurisdiction), 10.14 (Governing Law), 10.15 (Specific Performance) and 10.16 (Waiver of Jury Trial) of the Merger Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement, mutatis mutandis.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

TALOS ENERGY INC.

By:
Name:
Title:

QUARTERNORTH ENERGY INC.

By:
Name:
Title:

[STOCKHOLDERS]

By:
Name:
Title:

[Signature Page to Company Support Agreement]

Schedule 1

[Intentionally Omitted.]

Exhibit A

Form of Drag-Along Sale Notice

[Intentionally Omitted.]

[Exhibit A to Company Support Agreement]

Exhibit B

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Company Support Agreement dated as of January [•], 2024 (the “Support Agreement”) by and among the Company, Parent and the Stockholders set forth on Schedule I thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Stockholder” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Stockholder as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: January [•], 2024

By:
Name:
Title:

Address for Notices:

With copies to:

[Exhibit B to Company Support Agreement]